Exhibit 99.1
THIRD AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Third Amendment”), dated as of August 19, 2008, is made and entered into by and between MOTORCAR PARTS OF AMERICA, INC., a New York corporation (“Borrower”), and UNION BANK OF CALIFORNIA, N.A., a national banking association (“Bank”).
RECITALS:
A. Borrower and Bank are parties to that certain Amended and Restated Credit Agreement dated as of October 24, 2007, as amended by (i) that certain First Amendment dated as of January 14, 2008 and (ii) that certain Second Amendment dated as of May 13, 2008 (as so amended, the “Agreement”), pursuant to which Bank agreed to make various credit facilities available to Borrower in the respective amounts provided for therein.
B. Borrower has requested that Bank agree to (i) increase the Revolving Credit Commitment from Thirty-Five Million Dollars ($35,000,000) to Forty Million Dollars ($40,000,000) and (ii) amend the Agreement in certain other respects. Bank is willing to agree to so increase the Revolving Credit Commitment and to so amend the Agreement, subject, however, to the terms and conditions of this Third Amendment.
AGREEMENT:
     In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:
1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
2. Amendments to the Agreement.
     (a) The definition of “Permitted Indebtedness” appearing in Section 1 of the Agreement is hereby amended by (i) deleting the word “and” appearing after the semicolon at the end of subsection (g) of such definition, (ii) relettering subsection (h) thereof as subsection (i), and (iii) adding a new subsection (h) thereto, which shall read in full as follows:
          “(h) term Indebtedness of Borrower in a principal amount not to exceed Two Million Dollars ($2,000,000), provided that such Indebtedness is at all times during the term of this Agreement duly subordinated in right of payment to the Obligations owing by Borrower to Bank pursuant to a subordination agreement in form and substance acceptable to Bank; and”
     (b) Section 1 of the Agreement is hereby further amended by adding a new definition of “Third Amendment” thereto, which shall read in full as follows:
          “‘Third Amendment’ shall mean that certain Third Amendment to this Agreement, dated as of August 19, 2008, by and between Borrower and Bank.”
     (c) Section 2.1 of the Agreement is hereby amended to read in full as follows:
          “2.1 Revolving Credit Commitment. Subject to the terms and conditions of this Agreement, from the effective date of the Third Amendment to this Agreement to but excluding the Revolving Credit Commitment Termination Date, provided that no Event of Default then has occurred and is continuing, Bank will make one or more revolving loans (collectively, the ‘Revolving Loans’ and individually, a ‘Revolving Loan’) to Borrower as Borrower may request from time to time; provided, however, that (a) the aggregate outstanding principal amount of all such Revolving Loans at any one time shall not exceed Forty Million Dollars ($40,000,000) (the ‘Revolving Credit Commitment’) and (b) the aggregate principal amount of all Revolving Loans made by Bank to Borrower during the term of this Agreement, the proceeds of which are used by Borrower for the purpose of consummating a Permitted Acquisition, shall not exceed Fifteen Million Dollars ($15,000,000). Each Revolving Loan requested and made hereunder which bears interest at a rate based upon the Base Interest Rate (as such term is defined in the Revolving Note) shall be in a principal amount of not less than Five Hundred Thousand Dollars ($500,000). Each Revolving Loan requested and made hereunder which bears interest at a rate based upon the Reference Rate (as such term is defined in the Revolving Note) shall be in a principal amount of not less than One Hundred Thousand Dollars ($100,000). Within the limits of time and amount set forth in this Section 2.1, Borrower may borrow, repay and reborrow Revolving Loans under the Revolving Credit Commitment. All Revolving Loans shall be requested before the Revolving Credit Commitment Termination Date, on which date all outstanding principal of and accrued but unpaid interest on all Revolving Loans shall be due and payable. Borrower’s obligation to repay the outstanding principal amount of all Revolving Loans, together with accrued but unpaid interest thereon, shall be evidenced by a promissory note issued by Borrower in favor of Bank (the ‘Revolving Note’) on the standard form used by Bank to evidence its commercial loans. Bank shall enter the amount of each Revolving Loan, and any payments thereof, in its books and records, and such entries shall be prima facie evidence of the principal amount outstanding under the Revolving Credit Commitment. The failure of Bank to make any notation in its books and records shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed hereunder. The proceeds of the Revolving Loans shall be disbursed pursuant to an Authorization to Disburse, on Bank’s standard form therefor, executed and delivered by Borrower to Bank, and used by Borrower for any of the purposes set forth in Section 2.3(a) hereinbelow.”
     (d) Section 6.5 of the Agreement is hereby amended to read in full as follows:
          “6.5 EBITDA.
               (a) Borrower and its Subsidiaries shall achieve EBITDA of not less than (i) Four Million Dollars ($4,000,000) for each of the two (2) fiscal quarters ending September 30, 2008 and December 31, 2008 and (ii) Four Million Five Hundred Thousand Dollars ($4,500,000) for each fiscal quarter thereafter; and
               (b) Borrower and its Subsidiaries shall achieve total EBITDA of not less than (i) Seventeen Million Dollars ($17,000,000) as of the last day of each of the two (2) fiscal quarters ending September 30, 2008 and December 31, 2008, in each case for the four (4) consecutive fiscal quarters ending on such date and (ii) Nineteen Million Five Hundred Thousand Dollars ($19,500,000) as of the last day of each fiscal quarter thereafter, in each case for the four (4) consecutive fiscal quarters ending on such date.”
3. Effectiveness of this Third Amendment. This Third Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:
     (a) A counterpart of this Third Amendment, duly executed by Borrower:
     (b) A replacement Revolving Note, on Bank’s standard form therefor, in the principal amount of Forty Million Dollars ($40,000,000), duly executed by Borrower;
     (c) An Authorization to Disburse, on Bank’s standard form therefor, duly executed by Borrower, authorizing Bank to disburse the proceeds of advances under the replacement Revolving Note as provided for in the Agreement, as amended hereby;
     (d) An amendment fee in the sum of Fifteen Thousand Dollars ($15,000), which amendment fee shall be non-refundable;
     (e) A legal documentation fee in the sum of Two Thousand Five Hundred Dollars ($2,500), which legal documentation fee shall be non-refundable; and

     (f) Such other documents, instruments or agreements as Bank may reasonably deem necessary in order to effect fully the purposes of this Third Amendment.
4. Ratification.
     (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and
     (b) Upon the effectiveness of this Third Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof”, or words of like import referring to the Agreement shall mean and be a reference to the Agreement, as amended by this Third Amendment, and each reference in the Agreement to the “Revolving Note” or words of like import referring to the Revolving Note shall mean and be a reference to the replacement Revolving Note issued by Borrower in favor of Bank pursuant to this Third Amendment.
5. Representations and Warranties. Borrower represents and warrants as follows:
     (a) Each of the representations and warranties contained in Section 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;
     (b) The execution, delivery and performance of this Third Amendment and the execution and delivery of the replacement Revolving Note provided for hereinabove are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;
     (c) This Third Amendment is, and the replacement Revolving Note provided for hereinabove when executed and delivered for value received shall be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms; and
     (d) No event has occurred and is continuing or would result from this Third Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.

6. Governing Law. This Third Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.
7. Counterparts. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.
     WITNESS the due execution hereof as of the date first above written.
“Borrower”
MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ Selwyn H. Joffe Selwyn H. Joffe Chairman, President and Chief Executive Officer
“Bank”
UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Rafael Vistan Rafael Vistan Vice President